UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20810 Fernbush Lane
Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 821-9091
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 15, 2005, the Board of Directors of Sterling Construction Company, Inc. (the “Company”) authorized management to pursue the transfer of the listing of the Company’s common stock to the Nasdaq National Market (“Nasdaq”). On January 4, 2006, The Nasdaq Stock Market advised the Company that its listing application had been approved. On January 5, 2006, pursuant to the Board’s authorization, the Company advised the American Stock Exchange (“Amex”) of its intent to withdraw the listing of the Company’s common stock on Amex and to withdraw the registration of its common stock under Section 12(b) of the Securities Exchange Act of 1934. The Company anticipates that its common stock will begin trading on the Nasdaq National Market on or about January 20, 2006 and that the withdrawal of the Company’s listing on Amex will become effective on or about January 26, 2006.
Item 8.01 Other Events
On January 5, 2006, the Company issued a press release announcing the intent to withdraw the listing of its common stock on Amex and the approval of the listing of its common stock on The Nasdaq National Market. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 5, 2006 issued by the Company (filed herewith)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
Date: January 5, 2006	By:	/s/ Roger M. Barzun
Roger M. Barzun
Vice President